EXHIBIT 10.12

Contract No.: CPCGZXX20101125

China PharmaHub Corp

Xiangxue Pharmaceutical Co., Ltd.

Cooperation Agreement

Table of Contents

1.	PARTIES	3

2.	RECITAL	3

3.	COOPERATION METHODS	4

4.	COOPERATION CONCERNING THE PROJECT OF RADIOACTIVE GLASS MICROSPHERE	4

5.	CONFIDENTIALITY AND NON-COMPETITION	5

6.	TERMS OF COOPERATION	6

7.	FORCE MAJEURE	6

8.	NOTICE	6

9.	DISPUTE RESOLUTION	6

10.	MISCELLANEOUS	4

Cooperation Agreement

1.     PARTIES

Party A: China PharmaHub Corp
Address: 20955 Pathfinder Road, Suite 100, Diamond Bar, California, U.S.A
Post Code: 91765
Legal Representative:
Telephone: (909) 843-6388

Party B:   Xiangxue Pharmaceutical Co., Ltd.
Address: 2, Jinfengyuan Road, Science Town, Guangzhou Economic and Technological Development Zone
Telephone: ：020-22211555
Fax: 020-22211666  22211999
Post Code: 510663
Legal Representative:

2.     RECITAL

1) Whereas China PharmaHub Corp (“CPC”), a public company in the United States, is engaged  in searching, identifying, developing and marketing biological science and technology, medicines, therapeutic methods, medical instruments and health protection products having material impacts on patients and the society and is now focusing on regions and countries like the Unites States, Europe and Middle East as to business development, plans to partner with accomplished and capable companies in China, to encourage technology transfer and commercialization of advanced medicinal technology and medical equipment.  CPC is currently in discussion of collaboration with Chinese government agencies, universities, technology transfer agency and companies and has established relationships with some; and

2) Whereas Xiangxue Pharmaceutical Co., Ltd. (“XiangXue Pharmaceutical”), is a public company in China; incorporated in Guangzhou City, Guangdong Province, the People’s Republic of China and located in the Science Town of Guangzhou Economic and Technological Development Zone, is a modern pharmaceutical enterprise of high and new technology that deals mainly with the production and development of traditional Chinese medicines, while also producing western medicines, biomedical materials, polymer medical devices and the standardization of medicinal plantation;

Now, therefore, the Parties conclude the frame agreement via friendly negotiation as below:

3.     COOPERATION METHODS

3.1  Both Parties agree to establish a partnership in the bio-pharmaceutical industry.

3.2  PharmaHub will obtain projects from outside of the China region, which tallying with the development goals of Xiangxue Pharmaceutical and communicate with Xiangxue Pharmaceutical on a timely basis.

3.2 Xiangxue Pharmaceutical entrusts PharmaHub to find suitable projects on its behalf in international markets and provides the requirements on the projects in detail. PharmaHub accepts Xiangxue’s entrust.

3.3 As to the projects proposed by PharmaHub, Xiangxue Pharmaceutical shall evaluate within 1 months of receiving project material and clarify its intention in further involvement on a timely basis. For the project that Xiangxue Pharmaceutical intends for further involvement, Xiangxue Pharmaceutical shall provide the Chinese market data, market feasibility, procedure and time required to enter China in relation to the project and discuss with PharmaHub for specific cooperation agreement.  For projects mutually agreed to take on by both Parties, the Parties shall enter into a project specific definitive agreement with operation details.

3.4 Both Parties shall appoint dedicated project managers to communicate and follow-up.

4.     COOPERATION CONCERNING THE PROJECT OF RADIOACTIVE GLASS MICROSPHERE

4.1  As to PharmaHub’s project, Radioactive Glass Microsphere belong, Xiangxue Pharmaceutical is capable and interested in participating in the development and commercialization of the radioactive glass microsphere and medicine-inducing system in the Chinese markets.

4.2 The Parties agree to execute the cooperation project by following the procedures:

4.2.1 The Parties will enter into project specific confidentiality agreement for radioactive glass microsphere at the same time executing this Cooperation Agreement.

4.2.2  PharmaHub will provide specific information of the project and arrange the technicians in charge of the project to communicate with Xiangxue Pharmaceutical.

4.2.3   Xiangxue Pharmaceutical shall arrange technicians to communicate with PharmaHub and conduct project evaluation.
4.2.4   Xiangxue Pharmaceutical shall complete project evaluation within 1 month of receiving the material and initiation of technical communication.

4.2.5 Should the project pass the evaluation, the Parties should enter into the cooperation agreement within 2 weeks.

5.     CONFIDENTIALITY AND NON-COMPETITION

5.1   Without the prior written permit of the other party, neither party may disclose or use the confidential information of the other party, regardless of its format and media and including the commercial or technical information revealed by the other party in written form or orally.

5.2 The Parties undertake and warranty:

5.2.1 Use the confidential information solely for the purpose of this agreement;

5.2.2 Take reasonable and operational measures to protect the confidential information and keep them from being disclosed;

5.2.3 Restrict the confidential information to the knowledge of the personnel that are necessary to receive the information;

5.2.4 Supervise that the employees receiving the confidential information observe the confidential obligations;

5.2.5 Duplicate the confidential information only for the purpose of this agreement;

5.2.6 Do not disclose the confidential information to any third party; and

5.2.7 Return the confidential information of the other party when the agreement matures or is terminated and prove that all the copies of the confidential information have been destroyed.

5.3 The restrictions of Article 6.2 do not apply to the information given below:

5.3.1 the information having or will come into public knowledge not due to the fault of the receiving party;

5.3.2 the information received from a third party without violating the confidential agreement;
5.3.3 the information developed independently by the receiving party; and

5.3.4 the information obtained when the information is disclosed.

5.4 Without the other party’s approval, neither party may contact, negotiate with or cooperate with any third party openly or privately for similar businesses.

5.5 Should any project require the Parties to conclude separate confidential agreement, the Parties agree to do so.

5.6 Article 6 hereunder will survive the termination or release of the cooperation between the Parties for five years.

6.     TERMS OF COOPERATION

6.1 Unless it is terminated as required by laws or according to the provisions given hereunder, this agreement will be effective for three years since it is executed.

6.2 Should either party fail to fulfill any obligation provided hereunder and fail to correct it within 30 days upon receiving the written notice for the other party, the other party may send written notice to terminate this agreement.

7.     FORCE MAJEURE

In case of the factors of force majeure, i.e., the events that cannot be foreseen and controlled like war, flood, fire, typhoon, earthquake, embargo and other accidents acknowledged by both parties that will prevent the agreement from being performed, the party affected may delay the performing, partially perform or not perform the agreement and may be exempted completely or partially the default liabilities.

8.     NOTICE

All the notices in relation to this agreement shall be sent to the addresses given hereunder by first-grade (registered) mail, personal delivery or fax with confirmation receipt and be deemed as being sent on the actual business date when it is received.

Name:  China PharmaHub Corp
Telephone: +001 (909)_843-6388
Address: 20955 Pathfinder Road, Suite 100, Diamond Bar, California, U.S.A
Post Code: 91765
Fax: +001 (877) 849-9553

Name:  Xiangxue Pharmaceutical Co., Ltd.
Telephone:  +86(20) 22211555
Address: 2, Jinfengyuan Road, Science Town, Guangzhou Economic and Technological Development Zone
Post Code:   510663
Fax: 020-22211666

9.     DISPUTE RESOLUTION

9.1 This agreement shall be governed and explained by Chinese laws.

9.2 Should any dispute arising from the interpretation or implementation of any provision hereunder, the Parties should try to settle it in good faith through negotiation. If the dispute could not be settled via negotiation, either party may file it with Hong Kong International Arbitration Center for the arbitration under the current arbitration rules of the Center. The arbitration shall take place in Hong Kong.

10.     MISCELLANEOUS

10.1 This agreement is concluded by the Parties on this 23 day of December, 2010 and will come into effect upon being executed by both Parties.

10.2  The term of this Agreement from December 23, 2010 to December 23, 2013.

10.3  This agreement is prepared in Chinese in two copies, each party holding one.

 (This page is the signing page for China PharmaHub Corp and Xiangxue Pharmaceutical Co., Ltd.)

Party A: China PharmaHub Corp	Party B: Xiangxue Pharmaceutical Co., Ltd.

Party A’s Representative: /s/ Richard Lui	Party B’s Representative: /s/ Yonghui Wang

(Signature and Seal)	(Signature and Seal)

Date: December 23, 2010	Date: December 23, 2010